UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                            QUAD SYSTEMS CORPORATION-
                (Name of Registrant as Specified In Its Charter)

     _______________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A

     (2)  Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

          N/A

     (5)  Total fee paid:

          N/A

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                         [QUAD SYSTEMS CORPORATION LOGO]

              2405 Maryland Road o Willow Grove, Pennsylvania 19090

                                 --------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON WEDNESDAY, MARCH 8, 2000

                                 --------------


The Annual Meeting of Stockholders (the "Meeting") of Quad Systems Corporation, a Delaware corporation (the "Company"), will be held on Wednesday, March 8, 2000 at 10:00 a.m., local time, at Williamson's Restaurant, Route 611 and Blair Mill Road, Horsham, Pennsylvania, for the following purposes:

1. To elect four directors to hold office until the Annual Meeting of Stockholders in 2001 and until their respective successors are duly elected and qualified.

2. To transact such other business as may properly come before the meeting and any and all adjournments and postponements thereof.

The Board of Directors has fixed the close of business on January 10, 2000 as the record date for the meeting. Only stockholders of record at that time are entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the meeting.

A complete list of the stockholders entitled to vote at the Meeting will be open to the examination of any stockholder, for any purpose germane to the Meeting, during ordinary business hours, for a period of at least 10 days prior to the Meeting, at the principal executive offices of the Company, 2405 Maryland Road, Willow Grove, Pennsylvania 19090.

The Board of Directors urges you to date, sign and return the enclosed proxy promptly. The return of the enclosed proxy will not affect your right to vote in person if you do attend the meeting.

                                       By Order of the Board of Directors,

                                       ANTHONY R. DRURY
                                       Secretary

February 11, 2000

                         [QUAD SYSTEMS CORPORATION LOGO]

              2405 Maryland Road o Willow Grove, Pennsylvania 19090


                                 --------------

                                 PROXY STATEMENT

                                 --------------


                               GENERAL INFORMATION

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Quad Systems Corporation, a Delaware corporation (the "Company"), in connection with the Company's Annual Meeting of Stockholders (the "Meeting"), which is scheduled to be held at 10:00 a.m., local time, on Wednesday, March 8, 2000, at Williamson's Restaurant, Route 611 and Blair Mill Road, Horsham, Pennsylvania, for the purposes set forth in the accompanying notice of the Meeting. This Proxy Statement, the foregoing notice and the enclosed proxy are being sent to stockholders on or about February 11, 2000.

      The Board of Directors knows of no matters that are likely to be brought before the Meeting, other than the matters specifically referred to in the notice of the Meeting. If any other matter properly comes before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, executed proxies will be voted "FOR" the four nominees of the Board of Directors for election as directors.

      Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

                    VOTING SECURITIES AND SECURITY OWNERSHIP

Voting Securities

      At the close of business on January 10, 2000, the record date fixed for the determination of stockholders entitled to notice of and to vote at the Meeting, there were outstanding 4,474,062 shares of the Company's Common Stock, $.03 par value ("Common Stock"). Each stockholder of record at the close of business on January 10, 2000 is entitled to one vote for each share held. The presence at the meeting, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast will constitute a quorum for the Meeting.

Security Ownership of Management and Principal Stockholders

     The table below sets forth certain information as of January 10, 2000 regarding the beneficial ownership (as defined in regulations issued by the Securities and Exchange Commission) of Common Stock of (i) each director and executive officer of the Company; (ii) each nominee for director; (iii) all directors and executive officers as a group; and (iv) each person known to the Company to own beneficially 5% or more of the outstanding Common Stock. No filings have been made with the Securities and Exchange Commission pursuant to
Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended. Unless otherwise specified, the named beneficial owner has sole voting and investment power. The information in the table below was furnished by the owners listed. Shares issuable pursuant to the exercise of stock options are included in the table below if such options are currently exercisable or exercisable by March 10, 2000 (60 days after the date above).

                                                  Number      Percent
                                                    of          of
Name and Address**                                Shares       Class
------------------                                ------       -----

Anthony R. Drury(1)                                80,425        1.8%
Vahram V. Erdekian(2)                              40,000         *
Roger E. Gower                                       --          --
William M. Pease, Jr.                               2,239         *
Robert P. Pinkas(1)                                42,890         *
Craig C. Ramsey(1)                                 15,061         *
Lorin J. Randall(2)                                36,338         *
Theodore J. Shoneck(1)                             24,400         *
David H. Young(1)                                  50,000        1.1%

All Directors and Executive
Officers as a group(1) (9 persons)                291,353        6.3%

----------

*    Less than 1%.

** The address of each director and executive officer of the Company is c/o Quad Systems Corporation, 2405 Maryland Road, Willow Grove, Pennsylvania 19090.

(1) The amounts shown include shares covered by options exercisable within 60 days of January 10, 2000, as follows: 80,425 shares, Mr. Drury; 35,000 shares, Mr. Erdekian; 8,000 shares each, Messrs. Pinkas, Randall and Young; 9,489 shares, Mr. Ramsey; 22,000 shares, Mr. Shoneck; 2,089 shares, Mr. Pease; and 173,003 shares, all directors and executive officers as a group.

(2) Mr. Erdekian's term as a director expires on March 8, 2000, upon the election of directors at the Meeting. Mr. Randall resigned as a director of the Company effective December 16, 1999 due to the requirements of other business obligations.

                              ELECTION OF DIRECTORS

Nominees for Election

     At the Meeting, the stockholders will elect four directors to hold office until the Company's Annual Meeting of Stockholders in 2001 and until their respective successors are duly elected and qualified. Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted "FOR" the election of the following nominees: Roger E. Gower, Robert P. Pinkas, Theodore J. Shoneck and David H. Young. All of the nominees are currently members of the Company's Board of Directors except for Mr. Shoneck.

      The Board of Directors believes that the nominees will be able to serve as directors. If any nominee is unable to serve, the persons named in the enclosed proxy will vote the shares they represent for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors.

      Directors will be elected by a plurality of votes cast. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

      Set forth below is certain information concerning the nominees for election as directors:

                                     Director
 Name                     Age        Since     Position with the Company
 ----                     ---        -----     -------------------------
 Roger E. Gower(1),(2)    59         1999      Director
 Robert P. Pinkas(2)      46         1982      Director
 Theodore J. Shoneck      42           -       President and Chief Executive
                                               Officer
 David H. Young(2)        52         1980      Director, Chairman of the Board


---------------

(1) Member of Audit Committee. (Mr. Erdekian, whose term as a director expires at the Meeting, is the other current member of the Audit Committee).

(2)  Member of Stock Option and Compensation Committee.

     Mr. Gower has served on the Company's Board of Directors since May 1999. Mr. Gower is currently Chairman, President and Chief Executive Officer of Micro Component Technology, Inc. ("Micro"). Prior to his position at Micro, Mr. Gower served as President and Chief Executive Officer of Datamedia Corporation from 1991 to 1995.

     Mr. Pinkas has served on the Board of Directors of the Company since 1982. Mr. Pinkas has been a general partner of Brantley Venture Partners, L.P., a venture capital firm, for more than ten years. Since August 1996, Mr. Pinkas has also been a general partner of Brantley Venture Management, L.P. Mr. Pinkas is also a director of Gliatech, Inc., Pediatric Services of America, Inc., Medirisk, Inc. and Waterlink, Inc. Since November 1996, Mr. Pinkas has also been the Chairman of the Board, Chief Executive Officer, Treasurer and Director of Brantley Capital Corporation. Mr. Pinkas was the Company's Treasurer from March 1982 until October 1987 and the Company's Secretary from March 1982 until October 1999.

     Mr. Shoneck has been the Company's President and Chief Executive Officer since January 2000. From April 1998 until January 2000, he was the Company's President and Chief Operating Officer. From December 1997 until April 1998, he was the Company's Chief Operating Officer. From May 1996 until December 1997, he was the Chief Operating Officer of Cutting Edge Technologies, Inc. From April 1994 until May 1996, he was the Vice President and General Manager of KMI Surgical Products, Inc.

     Mr. Young is the founder of the Company and has served on the Company's Board of Directors since the Company's inception. In March 1998, Mr. Young was elected Chairman of the Board. Mr. Young has been the President of Two Technologies, Inc., a company that manufactures hand-held computers, for more than five years. Mr. Young served as the Company's President from the Company's inception until October 1985.

Meetings and Committees of the Board of Directors

     The Company has an Audit Committee and a Stock Option and Compensation Committee, but does not have an Executive Committee or a Nominating Committee.

     The Audit Committee, which held two meetings in the fiscal year ended September 30, 1999, consisted of Messrs. Gower, Erdekian and Randall until December 16, 1999, when Mr. Randall resigned from the Board. The functions of the Audit Committee generally include reviewing with the Company's independent auditors the scope and results of their engagement and reviewing the adequacy of the Company's system of internal accounting controls.

     The Stock Option and Compensation Committee, which consisted of Messrs. Gower, Young and Pinkas, held two meetings in the fiscal year ended September 30, 1999. The Stock Option and Compensation Committee is responsible for establishing salaries, bonuses and other compensation, including the grant of stock options under the Company's stock option plans.

     The Board of Directors held six meetings in the fiscal year ended September 30, 1999 and also acted through unanimous written consents.


Compensation of Directors

     Non-employee directors of the Company are paid a $1,000 fee for attending each meeting and a $250 fee for participating in each telephonic meeting of the Board of Directors. The directors are also reimbursed for their out-of-pocket expenses incurred in connection with the meetings. In addition, each non-employee director in office on each October 1 is paid a $5,000 retainer for services provided to the Company for the prior year or, to the extent such person did not so serve for the entire prior year, such retainer payment is made on a pro rata basis for the period served.

     On November 16, 1999, the Plan was amended to allow non-employee directors to elect to receive fully vested stock options in lieu of the cash compensation described above.

     Pursuant to the terms of the Company's 1993 Stock Option Plan (the "Plan"), as amended, each non-employee director, upon first being elected to the Board of Directors, is granted an option to purchase 6,000 shares of Common Stock, exercisable in three equal installments on the first three anniversary dates of the date of grant, at an exercise price equal to the fair market value of the shares on the date of grant. In addition, each such director receives a grant of 2,000 shares with an exercise price determined on the same basis, every year thereafter, which options become exercisable on the third anniversary of the date of grant.

     To date, each of Messrs. Pinkas, Randall and Young has received, under the Plan, 14,000 options for their service as directors, at exercise prices ranging from $1.91 to $11.25 and Mr. Erdekian has received a total of 41,000 options for his services as a director, at exercise prices ranging from $1.69 to $10.00. With respect to Messrs. Randall and Erdekian, such options remain exercisable for 90 days after their respective service as a director terminates. Upon his election as a director in 1999, Mr. Gower received, under the Plan, 6,000 options at an exercise price of $1.84.

Employment Contracts

     On April 27, 1998, the Company entered into a letter agreement with Theodore J. Shoneck, covering the terms and conditions of Mr. Shoneck's employment as President and Chief Operating Officer. The agreement provides for a base salary of $170,000 per year, subject to annual review by the Stock Option and Compensation Committee (the "Committee") and eligibility for an annual bonus award at a target bonus level to be determined by the Committee in its sole discretion. Under the agreement, Mr. Shoneck also received a one-time stock option award to purchase an aggregate of 40,000 shares of the Company's Common Stock. In the event his employment is terminated at any time after a change in control (as defined in the employment agreement), Mr. Shoneck is entitled to severance equal to twelve months of base salary and Company benefits. If his employment is terminated by the Company at any time other than after a change of control, Mr. Shoneck is entitled to severance equal to thirty-six weeks of base salary including Company benefits, provided, however, that such amount shall be limited to twenty-four weeks if at any time during the period in which Mr. Shoneck is receiving severance, he commences full-time employment.

     On April 27, 1998, the Company entered into a letter agreement with Anthony
R. Drury, covering the terms and conditions of Mr. Drury's employment as Senior Vice President, Finance and Chief Financial Officer. The agreement provides for a base salary of $140,000 per year, subject to annual review by the Committee and eligibility for an annual bonus award at a target bonus level to be determined by the Committee in its sole discretion. Under the agreement, Mr. Drury also received a one-time stock option award to purchase an aggregate of 20,000 shares of the Company's Common Stock. In the event his employment is terminated at any time after a change in control (as defined in the employment agreement), Mr. Drury is entitled to severance equal to twelve months of base salary and Company benefits. If his employment is terminated by the Company at any time other than after a change of control, Mr. Drury is entitled to severance equal to thirty weeks of base salary including Company benefits, provided, however, that such amount shall be limited to twenty-four weeks if at any time during the period in which Mr. Drury is receiving severance, he commences full-time employment.


Compensation Committee Interlocks and Insider Participation

     Robert P. Pinkas, a member of the Company's Stock Option and Compensation Committee, was the Company's Treasurer from March 1982 until October 1987. David
H. Young, the other member of the Company's Stock Option and Compensation Committee, was the Company's President from the Company's inception until October 1985.


Certain Relationships and Related Transactions

     During fiscal year 1999, the Company purchased from Two Technologies, Inc. ("Two Technologies") certain hand-held computers used in the Company's products for a total of $35,853. David H. Young, a director of the Company, is the President of Two Technologies. Also during fiscal 1999, Two Technologies purchased surface mount technology process equipment from the Company in amounts totaling $52,728. The Company's transactions with Two Technologies were made at prices and on terms comparable to other arms'-length purchases and sales by the Company and the Company believes that such was also the case with respect to Two Technologies' transactions with the Company.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding compensation paid and accrued during each of the last three fiscal years to the Company's President and Chief Operating Officer, the Company's former President and Chief Executive Officer and each of the Company's three other executive officers whose salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                         ANNUAL COMPENSATION       COMPENSATION AWARDS
                                         -------------------       -------------------
                                                                       SECURITIES         ALL OTHER
NAME AND                                                               UNDERLYING       COMPENSATION
PRINCIPAL POSITION              YEAR     SALARY ($)    BONUS ($)       OPTIONS (#)         ($)(1)
------------------              ----     ----------    ---------       -----------         ------


Theodore J. Shoneck(2)           1999      166,731          -            25,000              1,000
President and                    1998      121,924       48,000          67,000                850
Chief Operating Officer          1997          -            -               -                  -


David W. Smith(3)                1999          -            -               -                  -
Former President and             1998      101,614          -            10,000             96,968
Chief Executive Officer          1997      195,700       45,000          10,000              1,000


Anthony R. Drury                 1999      137,308          -            12,500              1,000
Senior Vice President,           1998      134,375       24,000          25,000              1,000
Finance and                      1997      128,750       20,000           5,000              1,000
Chief Financial Officer


William M. Pease, Jr.            1999      128,843       15,000           4,000              1,000
Vice President,                  1998      166,938          -             7,353              1,000
North American Sales             1997      118,627          -               -                1,000

Ian H. Henderson                 1999          -            -               -
Senior Vice President,           1998      100,800          -             4,000             10,080
European Operations              1997       98,980       18,588           4,000              6,124

Craig C. Ramsey(4)               1999      112,852          -            12,500              1,000
Senior Vice President,           1998      101,000       12,500          10,785              1,000
Marketing                        1997      101,000       11,250           2,500              1,000


----------

(1) Consists of the Company's matching payments under its 401(k) Plan, except for Mr. Smith for whom the amount shown for 1998 includes other compensation related to his resignation and Mr. Henderson for whom the amounts shown represent the Company's contribution under an English personal pension plan.

(2) Mr. Shoneck joined the Company in December 1997 and his annualized base salary was then expected to be approximately $128,000. Mr. Shoneck was named President and Chief Operating Officer in April 1998 and his base salary was increased to $170,000.

(3) Mr. Smith resigned from the Company in March 1998. His fiscal 1998 compensation includes severance payments of $90,323 and accrued vacation payments of $5,645.

(4) Mr. Ramsey became an executive officer of the Company upon being named Senior Vice President, Marketing in November 1998, subsequent to the Company's 1998 fiscal year end.

Stock Option Grants

      The following table sets forth certain information with respect to individual grants of stock options during the fiscal year ended September 30, 1999, to the Company's President and Chief Executive Officer and each of the Company's three other executive officers.

                   OPTION GRANTS IN LAST FISCAL YEAR

                                                                                    POTENTIAL REALIZED VALUE
                                                                                     AT ASSUMED ANNUAL RATES
                                                                                   OF STOCK PRICE APPRECIATION
                                             INDIVIDUAL GRANTS                         FOR OPTION TERM(1)
                         -------------------------------------------------------   ---------------------------
                            NUMBER OF      % OF TOTAL
                           SECURITIES        OPTIONS
                           UNDERLYING      GRANTED TO     EXERCISE OR
                             OPTIONS      EMPLOYEES IN    BASE PRICE   EXPIRATION
NAME                     GRANTED (#)(2)    FISCAL YEAR      ($/SH)        DATE          5% ($)      10% ($)
----                     --------------    -----------      ------        ----          ------      -------
Theodore J. Shoneck         25,000            12.7%        $1.500       11/06/08       $23,584      $59,765

Anthony R. Drury            12,500             6.4%        $1.500       11/06/08       $11,792      $29,883

William M. Pease, Jr.        1,000             0.5%        $1.500       11/06/08       $   943      $ 2,391
                             3,000             1.5%        $1.500       11/06/08       $ 4,128      $10,461

Craig C. Ramsey             12,500             6.4%        $1.500       11/06/08       $11,792      $29,883

----------

(1) Potential realizable value is based on the assumed annual growth rates compounded annually for the ten-year option term. The dollar amounts set forth under this heading are the result of calculations at the 5% and 10% assumed rates set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, of the stock price of the Company.

(2) The options listed above each vest and become exercisable in four equal annual installments beginning one year after the date of grant.

Stock Option Exercises and Holdings

      The following table sets forth information relating to options exercised during the fiscal year ended September 30, 1999 by the Company's President and Chief Executive Officer and each of the Company's three other executive officers and presents the value of unexercised options held by such individuals as of September 30, 1999.


     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                            FISCAL YEAR END (#)         FISCAL YEAR END ($) (2)
                                                        ----------------------------   ---------------------------
                              SHARES          VALUE
                             ACQUIRED       REALIZED
NAME                      ON EXERCISE(#)     ($)(1)     EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      -------------      -------    -----------    -------------   -----------   -------------

Theodore J. Shoneck             -            $   -         15,750         76,250          $ -          $ 3,125
Anthony R. Drury                -            $   -         72,300         51,250          $ -          $ 1,563
William M. Pease, Jr.           -            $   -          1,839          9,514          $ -          $   125
Craig C. Ramsey                 -            $   -          6,364         20,588          $ -          $ 1,563


----------

(1) Value realized is based upon the difference between the last sale price of the Company's Common Stock on The Nasdaq Stock Market, Inc.'s National Market on the dates of exercise and the exercise price of the options, multiplied by the number of shares acquired on exercise of the option.

(2) Total value of "in-the-money" unexercised options is based upon the difference between the last sale price of the Company's Common Stock on The Nasdaq Stock Market, Inc.'s National Market on September 24, 1999 ($1.625 per share) and each exercise price of the various "in-the-money options" held by such person, multiplied by the number of "in-the-money" option shares.

      SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3, 4 and 5 submitted to the Company during and with respect to the fiscal year ended September 30, 1999, and written representations that no other reports were required, to the Company's knowledge, no other reports were required and all Section 16(a) filing requirements applicable to the Company's directors, executive officers and each holder of more than 10% of the Company's Common Stock were complied with.


       REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE

     The Company's compensation policy with respect to its executive officers reflects two basic principles. First, compensation should, to a significant extent, reflect the financial performance of the Company. Second, a portion of an executive officers' compensation should provide long-term incentives that will tie long-term rewards for the executive officers to increases in stockholder values. The Company has traditionally attempted to effect its compensation policy through three separate components: salary, bonus and stock options.

Annual Compensation

     Annual cash compensation is comprised of a base annual salary and a bonus award. Annual adjustments in base salaries typically are made effective at the beginning of the fiscal year for which they are intended to apply and therefore reflect in large part prior year's business and individual performance achievements. The Committee generally establishes annual salaries by evaluating individual performances and the level of the executive's responsibility and experience. In addition, the Committee considers marketplace valuations of comparable executives of other companies in related industries, comparable in size with the Company, although salary determinations have not been based upon any specific criteria of compensation. Nevertheless, the current members of the Stock Option and Compensation Committee, who have experience in setting compensation for companies in similar stages of development, believe that salaries of the Company's executive officers in fiscal 1999 were appropriate, considering the scope of the Company's operations and the respective responsibilities and achievements of the executive officers. For fiscal 1999, Mr. Pease received an increase in base salary to reflect his promotion to Vice President of North American Sales. No other salary increases for the executive officers in fiscal 1999.

     Bonus awards are made pursuant to criteria established toward the beginning of each fiscal year. A portion of the bonus, which comprised approximately 70% of the maximum bonus payable during the 1999 fiscal year, is non-discretionary and in 1999 was based upon the Company's achievement of specified levels of net income determined by the Committee. The amount of bonus is subject to minimum and maximum specified levels of net income. The Company incurred a net loss during fiscal 1999; accordingly, the non-discretionary bonuses were not paid to any of the executives.

     The remaining portion of the bonus is discretionary and is based on the Committee's judgment concerning the achievement by the executive officer of certain stated objectives specifically related to that executive's functional responsibilities. The executive officers received a range from 21% to 94% of the discretionary bonuses, based upon the Committee's assessment of the level of achievement with respect to the stated objectives. For fiscal 1999, no discretionary bonuses were paid to executive officers other than to Mr. Pease for his promotion to Vice President of North American Sales.

Long Term Compensation - Stock Options

     The stock option component of the executive officers' compensation package is designed to provide incentive for the enhancement of stockholder value, as the full benefit of stock option grants will be realized only by appreciation in per share values over several years. In this regard, options have been granted at fair market value on the date of grant. The number of shares subject to each grant is set at a level intended to create an opportunity for stock ownership based on the officer's current position with the Company and the individual's personal performance in recent periods. In addition, Mr. Shoneck and the other executive officers received options as part of the annual granting of options to employees of the Company by the Committee in November 1998. The options granted to each executive officer is detailed in the Option Grants in Last Fiscal Year table.
                                       8

Deferred Compensation Plan

     Prior to September 1998, the Company maintained a deferred compensation plan, pursuant to which certain executive officers could elect to defer a portion of their annual compensation. The Committee terminated this plan in September 1998 at the request of the participants and the funds were distributed to the participating executives.


Qualifying Executive Compensation for Deductibility under Provisions of the Internal Revenue Code

     The Internal Revenue Code of 1986, as amended (the "Code"), provides that a publicly held corporation generally may not deduct compensation for its chief executive officer or each of certain other executive officers to the extent that such compensation exceeds $1,000,000 for the executive. The Committee intends to take such actions as are possible and appropriate to qualify compensation paid to executives for deductibility under the Code. In this regard, the Committee notes, however, that base salary and bonus levels are expected to remain well below the $1,000,000 limitation in the foreseeable future.

         ROGER E. GOWER         ROBERT P. PINKAS         DAVID H. YOUNG



                             STOCK PERFORMANCE GRAPH

      The graph below compares the cumulative total stockholder return of the Company with the cumulative total return on the Standard & Poor's 500 Stock Index and the Hambrecht & Quist Technology Index. Information relating to the Company begins on October 1, 1994.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
               AMONG QUAD SYSTEMS CORPORATION, THE S & P 500 INDEX
                   AND THE HAMBRECHT & QUIST TECHNOLOGY INDEX

                                     [GRAPH]

                                     9/94     9/95     9/96     9/97     9/98     9/99
                                    -----    -----    -----    -----    -----    -----

QUAD SYSTEMS CORPORATION             100       63       64       56       15       11
S & P 500                            100      130      156      219      239      306
HAMBRECHT & QUIST TECHNOLOGY         100      175      192      287      267      514


----------
*  $100 invested on 9/30/94 in stock or index -- including
   reinvestment of dividends. Fiscal Year Ending September 30.


                   INFORMATION CONCERNING INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of Ernst & Young LLP to serve as independent auditors for the Company for the current fiscal year. Representatives of Ernst & Young LLP are expected to be present at the meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.


                   STOCKHOLDER PROPOSALS - 2001 ANNUAL MEETING

     Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended ("Rule 14a-8") proposals of stockholders intended to be presented at the Company's Annual Meeting of Stockholders in 2001 must be received by October 14, 2000 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that annual meeting. Alternatively, stockholders who submit a proposal for consideration by the Company outside the processes established by Rule 14a-8 must do so by December 28, 2000 or face the possibility that management proxies may use their discretionary voting authority if and when any such proposal is raised at the 2001 Annual Meeting of Stockholders, without any discussion of the matter at the meeting. If the 2001 Annual Meeting of Stockholders date is more than 30 days away from the anniversary of the 2000 Annual Meeting date, the Company will disclose changes in the October 14 and December 28 deadlines above in its earliest possible report on Form 10-Q. Shareholder proposals should be directed to the Company's Secretary, at the address of the Company set forth on the first page of this Proxy Statement.


                             SOLICITATION OF PROXIES

      The accompanying form of proxy is being solicited on behalf of the Board of Directors of the Company. The Company will pay the expense of solicitation of proxies for the meeting. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone or telecopy by directors, officers or regular employees of the Company.

                                             By Order of the Board of Directors

                                             ANTHONY R. DRURY
                                             Secretary
February 11, 2000

                                      PROXY
                            QUAD SYSTEMS CORPORATION
              2405 Maryland Road, Willow Grove, Pennsylvania 19090

           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned stockholder of QUAD SYSTEMS CORPORATION hereby constitutes and appoints THEODORE J. SHONECK and ANTHONY R. DRURY, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Annual Meeting of Stockholders (the "Meeting") to be held at Williamson's Restaurant, Route 611 and Blair Mill Road, Horsham, Pennsylvania, on March 8, 2000, at 10:00 a.m., and any adjournment or postponement thereof, and thereat to vote all shares of Common Stock of QUAD SYSTEMS CORPORATION held by the undersigned which the undersigned would be entitled to vote if personally present, with respect to the matters described on the reverse side of this proxy card:

                         (To be Signed on Reverse Side)



Please mark your votes as in this example. [ X ]

1. ELECTION OF DIRECTORS

  [   ]  FOR all nominees listed at right                   Nominee(s):
                                                            Robert P. Pinkas
  [   ]  WITHHOLD AUTHORITY to vote for nominee(s)          Roger E. Gower
                                                            Theodore J. Shoneck
                                                            David H. Young


INSTRUCTIONS: To withhold your vote for any individual nominee(s), write the name of the person(s) for whom your vote is withheld on the line immediately below. If the "Withhold Authority" box is marked and you do not provide any individual name(s) below, you will withhold authority to vote for all nominees as a group.

------------------------------------------------------------------------------

2. Upon such other matters as may properly come before the Meeting or any adjournment or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, the shares will be voted "FOR" the election of the listed nominees for director. This Proxy also delegates discretionary authority to vote with respect to any other business that may properly come before the Meeting or any adjournment or postponement thereof.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF QUAD SYSTEMS CORPORATION.


--------------------------------------------------------------------------------
SIGNATURE                                                           DATED

--------------------------------------------------------------------------------
SIGNATURE IF JOINTLY OWNED                                          DATED

Note: Please sign your name exactly as it appears hereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If signer is a corporation, please sign in full corporate name by duly authorized officer or officers and affix the corporate seal.